EXHIBIT 3







                                            Merrill Lynch, Pierce,
                                            Fenner & Smith Inc.

                                            World Financial Center
                                            New York, New York 10281-
                                            1305
                                            Telephone:  212-449-8637
                                            Fax:  212-449-6576

         MERRILL LYNCH
                                            Confirmation of OTC Single
                                            Share Option Transaction
                                            Cash Settlement


                                   Transaction



         Date:     April 21, 1995

         To:        Gotham Partners, L.P.      ML Reference No. 958277

         Attention: Bill Ackman and
                    David Berkowitz
                    237 Park Avenue, Ninth Floor
                    New York, New York 10017

                    Telephone: 212-808-2497    Fax:  212-808-2455

         From:      Merrill Lynch International Limited

                    Telephone: 212-449-8637    Fax:  212-449-6576

         Dear Sirs:

                   The purpose of this letter agreement (this "Confir-mation") is to confirm the terms and conditions of the Trans-action entered into between Gotham Partners, L.P. ("Gotham") and MERRILL LYNCH INTERNATIONAL LIMITED ("MLIL"), through its agent Merrill Lynch, Pierce, Fenner & Smith Inc. with the guarantee of Merrill Lynch & Co., Inc., on the Trade Date specified below (the "Transaction").

                   THE FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS TRANSACTION EXCHANGED BETWEEN US, UNLESS YOU REQUEST THAT WE SIGN HARD COPY VERSIONS OF THIS CONFIRMATION. PLEASE CONTACT THE INDIVIDUAL INDICATED IN THE LAST PARAGRAPH OF THIS LETTER TO RECEIVE SUCH COPIES.

                   PLEASE SIGN AND RETURN THIS CONFIRMATION AT YOUR
         EARLIEST CONVENIENCE.  GIVEN THE IMPORTANCE OF PROMPT AND AC-
         CURATE TRADE CONFIRMATION, WE RESERVE THE RIGHT TO WITHHOLD ANY







         PAYMENT DUE TO YOU IF YOU FAIL TO RETURN A SIGNED COPY OF THIS LETTER BY THE FIRST PAYMENT DATE HEREUNDER. AMOUNTS SO WITH-HELD WILL ACCRUE INTEREST BASED ON A DAILY USD-FED FUNDS-H.15 RATE, AND WILL BE PAID TO YOU UPON RECEIPT OF SUCH SIGNED COPY.

         1. The terms of the Transaction to which this Confirmation relates are as follows:

         General Terms:

              Trade Date:                   April 21, 1995

              Effective Date:               April 21, 1995

              Option Style:                 European

              Option Type:                  Call

              Seller:                       MLIL

              Buyer:                        Gotham

              Shares:                       Rockefeller Center Proper-
                                            ties (RCP)

              Exchange:                     NYSE

              Number of Options             2,000

              Share Entitlement             100.00 Share(s) per Option

              Options Must be Exercised
              in Integral Multiples of:     Inapplicable

              Strike Price per Share:       USD 5.00

              Premium per Option:           USD 1.875

              Total Premium:                USD 375,000.00

              Premium Payment Date:         April 28, 1995, or, if not a
                                            Currency Business Day, the
                                            next succeeding Currency
                                            Business Day.

              Calculation Agent:            MLIL, whose determinations
                                            and calculations shall be
                                            binding in the absence of
                                            manifest error.

              Exchange Rate:                Inapplicable

         Procedure for Exercise:


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              Exercise Period:              Expiration Date

              Expiration Date:              April 22, 1996 or, if not a
                                            Seller Business Day, the
                                            next succeeding Seller
                                            Business Day.

              Exercise Date for an Option:  The Seller Business Day
                                            during the Exercise Period
                                            on which that Option is or
                                            is deemed to be exercised.

         Valuation:

              Valuation Time:               At the close of trading on
                                            the Exchange.

              Valuation Date:               The Exercise Date unless
                                            there is a Market Disruption
                                            Event (as defined in, and
                                            with the consequences de-
                                            scribed in, the Master
                                            Agreement or Annex ED here-
                                            to) on that day.

              Reference Price:              The Exchange Close price of
                                            the Shares on the Exchange
                                            at the Valuation Time on the
                                            Valuation Date.

         Settlement Terms:
                                            Settlement shall be either
                                            cash or physical as deter-
                                            mined by Gotham in writing
                                            to MLIL on or before April
                                            8, 1996.  In the event MLIL
                                            is not notified, the Set-
                                            tlement method shall be
                                            cash.

         Physical Settlement Terms:

              Physical Settlement:
                Call Applicable; on the Settle-ment Date, Buyer shall pay to Seller the Settlement
                                            Price and Seller shall de-
                                            liver to Buyer the Number of
                                            Shares to be Delivered. Such
                                            payment and such delivery
                                            will be made through the
                                            Clearance System on a de-
                                            livery versus payment basis.


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              Settlement Price:             The Strike Price per share
                                            multiplied by the Number of
                                            Shares to be Delivered.

              Clearance System:             DTC

              Number of Shares to be
              Delivered:                    The number of Shares equal
                                            to the number of Options
                                            exercised on the relevant
                                            Exercise Date multiplied by
                                            the Shares Entitlement,
                                            rounded down to the nearest
                                            whole share.

              Settlement Disruption Event:  An event beyond the control
                                            of the parties as a result
                                            of which transfers of Shares
                                            generally cannot take place
                                            across the Clearance System.

              Failure to Deliver:           As provided in Master
                                            Agreement or Annex ED.

         Cash Settlement Terms:

              Cash Settlement:              Applicable; Seller shall pay
                                            to Buyer the Cash Settlement
                                            Amount, if any, on the Cash
                                            Settlement Payment Date, for
                                            all Options exercised or
                                            deemed exercised.

              Currency for Payment:         USD

              Cash Settlement Amount:       An amount, as calculated by
                                            the Calculation Agent in the
                                            Currency for Payment, equal
                                            to the number of Options
                                            exercised on the relevant
                                            Exercise Date multiplied by
                                            (i) the Strike Price Dif-
                                            ferential, and (ii) any
                                            Multiplier or Share En-
                                            titlement specified above.

              Strike Price Differential:    An amount equal to the
                                            greater of (i) the excess,
                                            as of the Valuation Time on
                                            the Valuation Date, of the
                                            Reference Price over the
                                            Strike Price and (ii) zero.


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              Cash Settlement Payment
              Date:                         Five Currency Business Days
                                            (each of which is a Seller
                                            Business Day) after the
                                            Valuation Date.

              Adjustment and
              Extraordinary Events:         As provided in Master
                                            Agreement or Annex ED.

         Miscellaneous:

              Transfer:                     Neither party may transfer
                                            any Option, in whole or in
                                            part, without the prior
                                            written consent of the non-
                                            transferring party; provided
                                            that MLIL may assign its
                                            rights and obligations
                                            hereunder to any subsidiary
                                            of Merrill Lynch & Co.,
                                            Inc., effective upon deliv-
                                            ery of a Guarantee of the
                                            obligations of such subsid-
                                            iary in the form of its
                                            Guarantee hereunder.

              Instructions:                 Bankers Trust Company
                                            New York, New York
                                            ABA #021001033
                                            FAO: ML Equity Derivatives
                                            A/C: 008-13589

              Collateral:                   Not Applicable

                   This Confirmation supplements, forms a part of, and is subject to, any existing ISDA Master Agreement or ISDA In-terest Rate and Currency Exchange Agreement or Merrill Lynch Equity Derivatives Master Agreement (the "Master Agreement"), between you and us. If we have not yet executed such a Master Agreement (a) certain terms used herein are defined in Annex ED hereto and certain provisions governing this Transaction are also contained in Annex ED, and (b) we agree to execute the MLIL form of ISDA Master Agreement promptly hereafter (provid-ed, that this Confirmation contains the essential terms of this Transaction). THIS CONFIRMATION WILL BE GOVERNED BY AND CON-STRUED IN ACCORDANCE WITH THE LAW OF NEW YORK (WITHOUT REFER-ENCE TO CHOICE OF LAW DOCTRINE).

                   The interests represented hereby have not been reg-istered under the Securities Act of 1933, have been sold in a transaction exempt from registration thereunder, and may not be









         transferred without the written consent of the Option Seller in a transaction exempt from registration.

                   Unless otherwise stated, Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as agent in this transaction.

                   Please confirm that the foregoing correctly sets forth the terms of our agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us by facsimile transmission to Merrill Lynch, Pierce, Fenner & Smith Inc., Attention: Kathryn McAdams (Telecopier No.: 212-449-6576) (Telephone No.: 212-449-8637).

                                       Very truly yours,


                                       MERRILL LYNCH INTERNATIONAL
                                         LIMITED

                                       By:   /s/ Peter Cotterin
                                          Name:  Peter Cotterin
                                          Title: Vice President

         Confirmed as of the date first
         above written

         GOTHAM PARTNERS, L.P.


         By:   /s/David P. Berkowitz

         Name:  David P. Berkowitz
         Title: Pres. of DPB Corp., a General Partner of Section H Partners, L.P., the General Partner of Gotham Partners, L.P.
         ML Ref. No. 958277

         [SSCASH.FRM/053193]














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